UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017 (August 7, 2017)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)
On August 7, 2017, the Chairman of the Board of Directors (the "Board") of Fred's, Inc. (the "Company") was notified of Mr. Christopher W. Bodine's decision to resign from the Board, effective August 11, 2017.  Mr. Bodine's resignation was not the result of any disagreement with the Company, its management or its operations, policies or practices. Mr. Bodine joined the Company's Board of Directors with significant acquisition and integration-related expertise, and following the termination of the Company's agreement to purchase certain assets from Rite Aid Corporation, Mr. Bodine determined that now is the right time to step down from the Board and focus his attention on other professional commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date: August 11, 2017	By:	/s/ Jason Jenne
	Name:	Jason Jenne
	Title:	Executive Vice President, Chief Financial Officer and Secretary